SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)     May 8, 1998

                                  VISUAL DATA CORPORATION
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             (Exact name of registrant as specified in its charter)



                 Florida                   0-22849             65 - 0420146
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(State or other jurisdiction         (Commission File         (IRS Employer
 or incorporation)                       Number)            Identification No.)



                1291 SW 29th Avenue, Pompano Beach, Florida 33069
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (954) 917-6655



                                      N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)



Item 5.  Other Events.
         -------------

         On May 8, 1998, Visual Data Corporation (the "Company") completed the sale of 150 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"). The Buyers have agreed to purchase an additional 150 shares of Preferred Stock subject to certain conditions contained in the Securities Purchase Agreement between the Company and such Buyers. The initial purchase resulted in gross proceeds to the Company of $750,000. The placement was between the Company and two (2) institutional investors. The Preferred Stock bears interest at five percent (5%) per annum, payable upon conversion of the preferred shares and is payable in kind at the Company's option. The Preferred Stock is convertible into the Company's Common Stock at a price equal to the lesser of (i) $4.40, subject to adjustment, provided, however, that in the event that the Company elects to file a registration statement on Form S-3, such amount shall be the lesser of $4.40 or one hundred ten percent (110%) of the closing bid price of the Company's Common Stock on August 1, 1998 or (ii) a floating conversion price determined by multiplying a Conversion Percentage in effect as of such date by the market price for the Company's Common Stock. The Conversion Percentage shall be ninety percent (90%) for the first one hundred eighty (180) days from the closing and eighty five percent (85%) for any day thereafter. The market price for the Company's Common Stock shall be the average of the three lowest closing bid prices for such Common Stock during the twenty
(20) consecutive trading days immediately preceding such date.

Following the initial closing date, the Buyers shall be obligated to purchase and the Company will be obligated to sell an additional 150 shares of Preferred Stock under the same terms and conditions as the initial shares so issued, provided a series of conditions have been met including, but not limited to, (i) the Company shall have attained shareholder approval permitting issuance of the shares of Common Stock underlying the Preferred Stock in accordance with applicable law, (ii) the Company's registration statement relating to the Common Stock issuable upon conversion of the Preferred Stock has been effected, (iii) there has been no change in the listing or threat thereof of the Company's Common Stock, (iv) the closing bid price of the Company's Common Stock is greater that $2.50 per share on the day immediately preceding the notification of such closing, and (v) there has not been a materially adverse change in the business or financial condition or results of operations of the Company.

Under the terms of the Securities Purchase Agreement, the Company is obligated to prepare and file a registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock within sixty (60) days after the initial closing date if the Company intends to file the registration statement Form SB-2 or August 15, 1998 if the Company intends to file the registration Form S-3. The Company shall use its best efforts to have such registration declared effective within one hundred and twenty (120) days after the initial closing date if the Company elects to file the registration statement on Form SB-2 or by September 30, 1998 if the Company elects to file the registration statement on Form S-3 (provided that if the SEC reviews the registration statement on Form S-3 and in connection with such review requests the audited financial statements of the Company's year ending September 30, 1998, in order to declare such registration effective, the deadline shall be extended to October 30, 1998) In the event such registration is not declared effective by such date, both the fixed conversion price and the variable conversion price would be reduced by two (2) percent and would be further reduced by an additional .06 percent for each calendar day

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thereafter until such registration statement has been declared effective.

The above discussion is qualified in its entirety by reference to the agreements, which are filed with this report on Form 8-K.


Item 7.FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS
       -----------------------------------------------------------------
(c) Exhibits

         (1)       Securities Purchase Agreement
         (2) Articles of Amendment to the Articles of Incorporation of Visual Data Corporation
         (3)       Registration Rights Agreement


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Visual Data Corporation
                                                  (Registrant)


Date:  May 18, 1998                      By: /s/ Randy S. Selman
                                         --------------------------------------
                                         Randy S. Selman
                                         President, Chief Executive Officer and
                                         Acting Chief Financial Officer




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